EXHIBIT 99.1

(investors)	Robert B. Tschudy Senior Vice President And CFO SCPIE Holdings Inc. 310/557-8739 e-mail: rtschudy@scpie.com	(media)	Howard Bender Vice President/Communications SCPIE Holdings Inc. 310/551-5948 e-mail: hbender@scpie.com

Cecilia A. Wilkinson Pondelwilkinson MS&L 323/866-6060 e-mail: cwilkinson@pondel.com

SCPIE HOLDINGS ANNOUNCES 2003 FIRST-QUARTER RESULTS

Los Angeles, California – May 8, 2003 – SCPIE Holdings Inc. (NYSE:SKP), a major provider of healthcare liability insurance, today reported a net loss of $1.2 million, or $.13 per share, for the first quarter of 2003, compared with net income of $926,000, or $0.10 per share, a year ago.

Operating income, which differs from net income by excluding realized investment gains or losses and is used by management and the investment community as an important metric of the company’s financial performance, showed an operating loss of $.40 per share, compared with operating income of $0.08 per share for the three months ended March 31, 2002.

SCPIE believes that investors’ understanding of our company’s performance is enhanced by our disclosure of non-GAAP financial measures. We use operating income (loss) as a measure of underwriting performance, and we believe that it is useful to investors because it excludes the net effect of realized capital gains and losses, which are volatile between periods and because investors often exclude such data when evaluating a company’s performance. Our method of calculating these measures may differ from those used by other companies and, therefore, comparability may be limited.

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SCPIE Holdings Inc.

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Financial Highlights

Quarter Ended March 31

($  in millions, except per-share amounts and ratios)

	2003	2002	$ Change
Revenues	$63.4	90.3	(26.9)

Net Income (Loss)	$(1.2)	.9	(2.1)

Net Income (Loss) Per Share (Diluted)	$(.13)	.10	(.23)

Operating Income (Loss) Per Share	$(.40)	0.08	(.48)

GAAP Loss Ratio	89.5%	84.8%	N/A

GAAP Expense Ratio	32.1%	25.7%	N/A

GAAP Combined Ratio	121.6%	110.5%	N/A

Book Value Per Share	$24.15	27.19	(3.04)

Operational Highlights

•	The renewal ratio for SCPIE’s core direct healthcare liability insurance segment – defined as physician business in California and Delaware – was 98% in the first quarter of 2003.

•	SCPIE proceeded with its steps to eliminate non-core business, which includes the Brown & Brown program. The company has completed its withdrawal from these markets, and no non-core policies were renewed after March 6, 2003.

•	The reinsurance agreement with GoshawK Insurance Holdings was completed in the fourth-quarter 2002. The cession of assumed reinsurance premiums to GoshawK in the first-quarter 2003 significantly improves the company’s leverage ratios under both the NAIC and A.M. Best capital adequacy models.

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SCPIE Holdings Inc.

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•	SCPIE’s request for a 15.6% rate increase in California is pending, following a hearing by an administrative law judge and, ultimately, by the California Department of Insurance. A decision should be rendered in the latter part of 2003.

SCPIE’s revenues of $63.4 million for the first quarter of 2003 included premiums earned of $35.7 million from the company’s direct healthcare liability insurance segment, and $18.6 million from the assumed reinsurance segment. A year ago, SCPIE’s first-quarter revenues of $90.3 million included $43.1 million of earned premiums from the company’s direct healthcare liability insurance segment and $37.9 million from the assumed reinsurance business. Net investment income, including net realized investment gains, in the 2003 first quarter totaled $8.7 million, compared with $8.9 million in the first-quarter 2002.

Net premiums written for the 2003 first quarter for the company’s core business was $90.3 million compared to $85.6 million in the first quarter of 2002. SCPIE’s 2003 first-quarter results include total underwriting losses of $11.7 million. A year ago, SCPIE had total underwriting losses of $8.4 million.

During the first quarter of 2003, SCPIE’s GAAP loss ratio was 89.5%, compared with 84.8% last year. The GAAP expense ratio for the 2003 first quarter was 32.1% versus 25.7% a year ago. The company’s GAAP combined ratio for the quarter was 121.6% compared with 110.5% last year.

Donald J. Zuk, SCPIE President and Chief Executive Officer, said, “We believe SCPIE is headed in the right direction. As we continue to execute our turnaround strategies — incorporating steps to increase rates in California, running off all of our non-core business and aligning our key leverage ratios — we will emerge as a stronger company.

“The good news is that SCPIE’s insureds remain loyal as evidenced by our renewal rates in our core markets. Moving forward, we will concentrate on our traditional markets, with the ultimate goal of returning to our prior levels of success, as well as regaining an excellent-range rating from A.M. Best.”

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SCPIE Holdings Inc.

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About SCPIE Holdings

SCPIE Holdings Inc. is a leading provider of healthcare liability insurance for physicians, oral and maxillofacial surgeons, and other healthcare providers, as well as medical groups and healthcare facilities. Since the company was founded in 1976, it has carved out a significant niche in the insurance industry by providing innovative products and services specifically for the healthcare community.

Investor Conference Call

An investor conference call to discuss SCPIE’s first-quarter 2003 results will be conducted today, May 8, 2003, at 9 am (Pacific time). The call will be open to all interested investors through a live audio web broadcast via the Internet at www.scpie.com and www.companyboardroom.com. Questions, which will be answered during the conference call as time permits, can be submitted prior to the call or during the call by clicking on the appropriate icon on the home page of SCPIE’s website.

Rebroadcast over the Internet will be available for one year on both websites. A telephonic playback of the call will be available from 11 am (Pacific time), May 8, to 5 pm (Pacific time), May 15. Listeners should call 800/ 633-8284 (domestic) or 402/977-9140 (international) and use Reservation Number 21142960.

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In addition to historical information, this news release contains forward-looking statements that are based upon the company’s estimates and expectations concerning future events and are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Actuarial estimates of losses and loss expenses and expectations concerning the company’s ability to retain current insureds at profitable levels, successful completion of the reinsurance divestiture plan, obtaining necessary rate change regulatory approvals, and expansion of liability insurance business in its principal market are dependent upon a variety of factors, including future economic, competitive and market conditions, frequency and severity of catastrophic events, future legislative and regulatory changes, uncertainties of success and potential delays in contested rate approval proceedings, the level of ratings from recognized rating services, the inherent uncertainty of loss and loss expense estimates, and the cyclical nature of the property and casualty industry, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the company. In light of the significant uncertainties inherent in the forward-looking information herein, the inclusion of such information should not be regarded as representation by the company or any other person that the company’s objectives or plans will be realized.

SCPIE Holdings Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars In thousands)

	March 31, 2003	December 31, 2002
ASSETS
Securities available-for-sale:
Fixed maturities investments, at fair value (amortized cost 2003—$520,913 ; 2002—$523,516)	$536,642	$538,675
Equity investments, at fair value (cost 2003—$29,488; cost 2002—$29,758)	30,391	34,237

Total securities available-for-sale	567,033	572,912
Other investment	15,606	15,000
Cash and Cash Equivalents	105,815	115,787
Real estate	15,317	15,407

Total investments	703,771	719,106
Accrued investment income	7,310	8,157
Premiums receivable	171,661	117,335
Reinsurance recoverable on paid and unpaid	125,655	153,589
Deferred policy acquisition costs	9,914	6,858
Federal income taxes receivable	10,944	10,944
Deferred federal income taxes	32,404	32,356
Property and equipment, net	4,948	5,305
Other assets	10,243	10,116

Total assets	$1,076,850	$1,063,766

LIABILITIES
Reserves:
Loss and loss adjustment expenses	$645,505	$650,671
Unearned premiums	106,378	67,556

Total reserves	751,883	718,227
Amounts held for reinsurance	72,170	87,701
Other liabilities	27,398	30,672

Total liabilities	851,451	836,600
Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock—par value $1.00,
5,000,000 shares authorized, no shares issued or outstanding
Common stock—par value $.0001, 30,000,000 shares authorized, 12,792,091 shares issued, 2003— 9,334,366 shares outstanding 2002—9,333,807 shares outstanding	1	1
Additional paid-in capital	37,805	37,805
Retained earnings	277,001	280,609
Treasury stock, at cost (2003—2,957,725 shares and 2002—2,958,284 shares)	(98,827)	(98,830)
Subscription notes receivable	(3,592)	(3,592)
Accumulated other comprehensive income	13,011	11,173

Total stockholders’ equity	225,399	227,166

Total liabilities and stockholders’ equity	$1,076,850	$1,063,766

SCPIE Holdings Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars In thousands, except per-share data)

	Three Months Ended
	March 31, 2003	March 31, 2002
Revenues:
Net premiums earned	$54,256	$81,053
Net investment income	5,590	8,538
Realized investment gains / (losses)	3,090	335
Income from affiliates	187	248
Other revenue	319	104

Total revenues	63,442	90,278

Expenses:
Losses & loss adjustment expenses incurred	48,551	68,700
Other operating expenses	17,434	20,777
Interest expense	—	51

Total expenses	65,985	89,528

Income / (loss) before federal income taxes	(2,543)	750

Federal income tax expense / (benefit)	(1,321)	(176)

Net income / (loss)	$(1,222)	$926

Basic earnings per share of common stock	$(0.13)	$0.10

Diluted earnings per share of common stock	$(0.13)	$0.10

Average Number of Shares Outstanding—Basic	9,333,814	9,318,066
Average Number of Shares Outstanding—Diluted	9,333,814	9,518,875

GAAP Loss Ratio	89.5%	84.8%
GAAP Expense Ratio	32.1%	25.7%

GAAP Combined Ratio	121.6%	110.5%

Operating Earnings Per Share	$(0.40)	$0.08

The SCPIE Holdings Inc. and Subsidiaries

Reconciliation of Non-GAAP Disclosures

March 31, 2003

(Dollars In thousands, except per-share data)

	Three Months Ended
	March 31, 2003	March 31, 2002
Total Premiums

Net Written Premiums	$93,905	$141,423
Change in Unearned Premiums	(39,649)	60,370)

Net Earned Premiums	$54,256	$81,053

Underwriting Gain / (Loss) by Segment

Direct Healthcare—Core

Net Earned Premiums	$29,547	$28,261
Loss & LAE Incurred	27,695	24,606
Other Operating Expenses	4,996	6,447

Underwriting Loss	$(3,144)	$(2,792)

Direct Healthcare—Non-Core

Net Earned Premiums	6,103	14,881
Loss & LAE Incurred	9,866	15,890
Other Operating Expenses	$2,729	$4,661

Underwriting Loss	$(6,492)	$(5,670)

Assumed Reinsurance

Net Earned Premiums	18,606	37,911
Loss & LAE Incurred	10,990	28,204
Other Operating Expenses	9,709	9,669

Underwriting Gain / (Loss)	$(2,093)	$38

Operating Income / (Loss)

Net Operating Income / (Loss)	$(3,744)	$708
Net Realized Capital Gains / (Loss)	2,522	218

Net Income / (Loss) After Tax	$(1,222)	$926

Operating Income / (Loss) Per Share Data

Net Operating Income / (Loss) Per Share	$(0.40)	$0.08
Net Realized Capital Gains / (Loss) Per Share	0.27	0.02

Net Income / (Loss) After Tax Per Share	$(0.13)	$0.10

SCPIE Holdings Inc. and Subsidiaries

Supplemental Financial Data

(Dollars in thousands)

	Three Months Ended March 31, 2003					Three Months Ended March 31, 2002
	Direct Healthcare Liability					Direct Healthcare Liability
	Core	Non-Core	Assumed Reinsurance	Other	Total	Core	Non-Core	Assumed Reinsurance	Other	Total

Net written premium	90,262	5,166	(1,523)		93,905	85,625	13,096	42,702		141,423
Net earned premium	29,547	6,103	18,606		54,256	28,261	14,881	37,911		81,053
Net Investment Income				5,590	5,590				8,538	8,538
Realized Investment Gains/(Losses)				3,090	3,090				335	335
Income from Affiliates				187	187				248	248
Other Revenue				319	319				104	104

Total Revenue	29,547	6,103	18,606	9,186	63,442	28,261	14,881	37,911	9,225	90,278
Incurred loss and LAE	27,695	9,866	10,990		48,551	24,606	15,890	28,204		68,700
Other Expenses	4,996	2,729	9,709		17,434	6,447	4,661	9,669		20,777
Interest Expense				—	—				51	51

Net Underwriting Gain/(Loss)	$(3,144)	$(6,492)	$(2,093)	$9,186	$(2,543)	$(2,792)	$(5,670)	$38	$9,174	$750

Net cash provided by (used in) operating activities					$(11,498)					$270

Loss Ratio	93.7%	161.7%	59.1%		89.5%	87.1%	106.8%	74.4%		84.8%
Expense Ratio	16.9%	44.7%	52.2%		32.1%	22.8%	31.3%	25.5%		25.7%

Combined Ratio (GAAP)	110.6%	206.4%	111.3%		121.6%	109.9%	138.1%	99.9%		110.5%

SCPIE Holdings Inc. and Subsidiaries

Supplemental Financial Data

(Dollars in thousands)

	March 31, 2003
Fixed-Income Portfolio
U.S. Government and Agencies	$249,884	46.5%
State, Municipalities	—	0.0%
Mortgage-Backed Securities	65,264	12.2%
Corporate	221,494	41.3%

Total	$536,642	100.0%
Average Quality		AAA
Effective Duration		3.94
Yield to Maturity		3.6%
Weighted average combined maturity		5.05 years